UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2016

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
951 SanDisk Drive, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 801-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 16, 2016, the Compensation Committee of the Board of Directors of SanDisk Corporation (the “Company”) took a number of actions affecting officer compensation, including the approval of bonuses for fiscal year 2015, base salaries and target bonus percentages for fiscal year 2016 for the Company’s named executive officers for whom compensation was disclosed in the Company’s most recent proxy statement and who remain employed by the Company (the “Named Executive Officers”).

The approved bonus amounts for fiscal year 2015 for the Named Executive Officers are as follows:

Name	Title	2015 Bonus Amount
Sanjay Mehrotra	President and Chief Executive Officer	$472,500
Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	195,300
Sumit Sadana	Executive Vice President, Chief Strategy Officer and General Manager, Enterprise Solutions	146,560
Mark Brazeal	Chief Legal Officer and Senior Vice President, IP Licensing	84,000
Shuki Nir	Senior Vice President, Corporate Marketing, and General Manager, Retail	81,900

The approved base salary amounts, effective as of February 22, 2016, for the Named Executive Officers are as follows:

Name	Title	Base Salary
Sanjay Mehrotra	President and Chief Executive Officer	$1,050,000
Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	670,530
Sumit Sadana	Executive Vice President, Chief Strategy Officer and General Manager, Enterprise Solutions	558,260
Mark Brazeal	Chief Legal Officer and Senior Vice President, IP Licensing	412,000
Shuki Nir	Senior Vice President, Corporate Marketing, and General Manager, Retail	432,600

The approved target bonus percentages (as a percentage of base salary) for fiscal year 2016 for the Named Executive Officers are the same as for fiscal year 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 19, 2016
SANDISK CORPORATION

		By:	/s/ Judy Bruner
		Name:	Judy Bruner
		Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)